Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2020
BANNOCKBURN, IL., November 3, 2020 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today financial results for the third quarter ended September 30, 2020.
Given the merger between HC Group Holdings II, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) to form Option Care Health on August 6, 2019, comparisons to historical periods are relative to legacy Option Care only and incorporate BioScrip results from August 6, 2019 prospectively. Further, as reported on February 3, 2020, the Company completed a reverse 1-for-4 stock split in the first quarter and, as a result, all per share data below is reported incorporating the effect of the reverse stock split as if it was effective for all periods reported.
Third Quarter 2020 Financial Highlights
•Net revenue of $781.6 million, up 27% compared to $615.9 million in the third quarter of 2019
•Gross profit of $174.2 million, or 22.3% of net revenue, up 26% compared to $137.8 million, or 22.4% of revenue, in the third quarter of 2019
•Net income of $1.7 million, or $0.01 per share, compared to net loss of $42.8 million, or $0.26 loss per share, in the third quarter of 2019
•Adjusted EBITDA of $59.2 million, up 70% compared to $34.8 million in the third quarter of 2019
•Cash flow from operations of $48.3 million compared to a cash outflow of $5.8 million in the third quarter of 2019
•Cash balances of $140.0 million at the end of the third quarter and no outstanding borrowings on the Company’s $175.0 million revolver
•Subsequent to the third quarter, the Company entered into new, multi-year national provider contracts with both Centene and Cigna

Comparable revenue growth for the quarter is approximately 13% when considering the impact and timing of the merger as well as harmonization of accounting policies, with chronic therapies growth over prior year in the mid teens and acute therapies flat to prior year. Additionally, the Company continues to make significant progress on merger-related integration efforts and expects to be complete with integration efforts, other than technology harmonization, by the end of the year.
John C. Rademacher, Chief Executive Officer, commented, “The third quarter was very productive for Option Care Health as we continue to serve patients relying on us for critical infusion therapies while also laying the foundation for sustained organic growth. Despite a very challenging operating environment, the team continues to rise to the challenge and reinforce the reliability and dedication of the Option Care team.”
Update on the Impact of the COVID-19 Pandemic
The COVID-19 pandemic continues to have a significant impact on the Company’s operations. New patient referrals increased relative to the second quarter for both acute and chronic therapies and referral levels overall in the third quarter exceed pre-Covid levels. Chronic patient referrals showed the largest improvement in the quarter, as patient migrations to treatment in the home or alternate site continued and referrals for newer therapies also increased. Option Care Health continues to incur higher expenses related to both the procurement of personal protection equipment and medical supplies as well as with respect to its clinical labor.
As previously disclosed, as part of the Coronavirus Aid, Relief, and Economics Security Act (the “Cares Act”), the Company received approximately $11.7 million from the Public Health and Social Services Emergency Fund in the second quarter which it fully returned in the third quarter. The cash receipt was reflected in the second quarter results as a cash inflow from financing activities and subsequently as a cash outflow from financing activities in the third quarter. There was no impact on the Company’s results from operations related to the receipt and return of the funds.
Full Year 2020 Guidance
For the full year, the Company expects to generate between $216 million and $220 million in Adjusted EBITDA and at least $80 million in free cash flow, defined by the Company as net change in ending cash balance compared to the cash balance at December 31, 2019.
Conference Call
The Company will host a conference call this morning at 8:30 a.m. E.T. which can be accessed by dialing (866) 360-3136 for U.S. participants, or (602) 563-8603 for international participants, and referencing conference ID 1576317; or via a live audio webcast that will be available online at https://investors.optioncarehealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Option Care Health
Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 5,000 teammates, including approximately 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at OptionCareHealth.com.
Investor Contacts

Mike Shapiro	Bob East, Asher Dewhurst, Jordan Kohnstam
Chief Financial Officer	Westwicke
T: (312) 940-2538	T: (413) 213-0500
mike.shapiro@optioncare.com	optioncarehealth@westwicke.com

Forward-Looking Statements - Safe Harbor
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we may make regarding future revenues, future earnings, regulatory developments, market developments, new products and growth strategies, integration activities and the effects of any of the foregoing on our future results of operations or financial conditions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key payers; and (v) the spread and impact of the COVID-19 pandemic. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Note Regarding Use of Non-GAAP Financial Measures
In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of Adjusted EBITDA may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Adjusted EBITDA, as defined by the Company, represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, and restructuring, integration and other expenses. As part of restructuring, integration and other expenses, the Company may incur significant charges such as the write down of certain long−lived assets, temporary redundant expenses, professional fees, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that Adjusted EBITDA provides useful supplemental information regarding the performance of Option Care Health’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure, please see the attachment to this earnings release.

  Schedule 1

OPTION CARE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(unaudited)
	September 30,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$140,047	$67,056
Accounts receivable, net	320,920	324,416
Inventories	155,478	115,876
Prepaid expenses and other current assets	60,030	51,306
Total current assets	676,475	558,654

NONCURRENT ASSETS:
Property and equipment, net	113,017	133,198
Intangible assets, net	359,766	385,910
Goodwill	1,428,610	1,425,542
Other noncurrent assets	90,622	86,243
Total noncurrent assets	1,992,015	2,030,893
TOTAL ASSETS	$2,668,490	$2,589,547

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$290,206	$221,060
Other current liabilities	142,967	108,944
Total current liabilities	433,173	330,004

NONCURRENT LIABILITIES:
Long-term debt, net of discount, deferred financing costs and current portion	1,162,836	1,277,246
Other noncurrent liabilities	78,985	75,470
Total noncurrent liabilities	1,241,821	1,352,716
Total liabilities	1,674,994	1,682,720

STOCKHOLDERS’ EQUITY	993,496	906,827
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,668,490	$2,589,547

Schedule 2

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
NET REVENUE	$781,609	$615,880	$2,227,897	$1,589,638
COST OF REVENUE	607,456	478,107	1,729,395	1,252,281
GROSS PROFIT	174,153	137,773	498,502	337,357

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	123,000	133,475	377,198	315,815
Depreciation and amortization expense	16,597	16,023	54,892	36,142
Total operating expenses	139,597	149,498	432,090	351,957
OPERATING INCOME (LOSS)	34,556	(11,725)	66,412	(14,600)

OTHER INCOME (EXPENSE):
Interest expense, net	(24,583)	(21,509)	(84,102)	(44,117)
Other, net	(7,554)	(5,984)	(5,958)	(4,661)
Total other expense	(32,137)	(27,493)	(90,060)	(48,778)

INCOME (LOSS) BEFORE INCOME TAXES	2,419	(39,218)	(23,648)	(63,378)

INCOME TAX EXPENSE (BENEFIT)	756	3,576	2,267	(3,269)
NET INCOME (LOSS)	$1,663	$(42,794)	$(25,915)	$(60,109)

Earnings (loss) per share, basic and diluted	$0.01	$(0.26)	$(0.14)	$(0.40)

Schedule 3

OPTION CARE HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,915)	$(60,109)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization expense	60,054	38,997
Other non-cash adjustments	39,503	21,446
Changes in operating assets and liabilities:
Accounts receivable, net	3,496	71,029
Inventories	(39,602)	(6,212)
Accounts payable	66,508	(36,157)
Other	(2,316)	(12,424)
Net cash provided by operating activities	101,728	16,570

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(12,871)	(13,150)
Other investing cash flows	541	636
Business acquisitions, net of cash acquired	—	(700,170)
Net cash used in investing activities	(12,330)	(712,684)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from debt	—	981,050
Retirement of debt obligations	(125,000)	(226,738)
Net proceeds from issuance of common stock	118,934	—
Deferred financing costs	—	(36,538)
Other financing cash flows	(10,341)	(5,262)
Net cash (used in) provided by financing activities	(16,407)	712,512
NET INCREASE IN CASH AND CASH EQUIVALENTS	72,991	16,398
Cash and cash equivalents - beginning of the period	67,056	36,391
CASH AND CASH EQUIVALENTS - END OF PERIOD	$140,047	$52,789

Schedule 4
OPTION CARE HEALTH, INC.
QUARTERLY RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Consolidated net income (loss)	$1,663	$(42,794)	$(25,915)	$(60,109)
Interest expense, net	24,583	21,509	84,102	44,117
Income tax expense (benefit)	756	3,576	2,267	(3,269)
Depreciation and amortization expense	18,241	17,407	60,054	38,997
Consolidated EBITDA	45,243	(302)	120,508	19,736

EBITDA adjustments
Accounting principle changes and non-cash charges	—	4,277	—	8,535
Stock-based incentive compensation	1,170	2,745	2,588	3,898
Loss on extinguishment of debt	8,349	5,469	8,349	5,469
Restructuring, acquisition, integration and other	4,461	22,585	22,580	40,151
Consolidated adjusted EBITDA	$59,223	$34,774	$154,025	$77,789